Exhibit 10.3

AMENDMENT NO. 2

to

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT NO. 2 TO CHANGE IN CONTROL SEVERANCE AGREEMENT (this “Amendment”) is dated as of December 20, 2012, by and between QLogic Corporation, a Delaware corporation (the “Company”), and H.K Desai (the “Executive”).

WHEREAS, the Executive and the Company are parties to that certain Change in Control Agreement, dated December 19, 2008 (as amended, the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Agreement as provided herein to incorporate certain provisions intended to comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties agree as follows:

1. The definition of “Change in Control” in Article 2(h) of the Agreement is hereby amended to add, immediately prior to the phrase “Notwithstanding the foregoing,” the following proviso, which proviso shall modify the entire definition:

“provided, however, that a transaction shall not constitute a Change in Control unless it is a “change in the ownership or effective control” of the Company, or a change “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.”

2. The definition of “Good Reason” in Article 2(p) of the Agreement is hereby amended to add the following sentence to the end of the definition:

“In addition, any such event or circumstance shall not constitute “Good Reason” unless both (x) the Executive provides written notice to the Company of the event or circumstance claimed to constitute Good Reason within thirty (30) days of the initial existence of such event or circumstance, and (y) the Company fails to remedy such event or circumstance within thirty (30) days of receiving such written notice thereof.”

3. Article 3.7 (Release) of the Agreement is amended to insert the following sentence prior to the sentence beginning with “The Company shall have no obligation”:

“The Company shall provide the final form of release agreement to the Executive not later than seven (7) days following the Severance Date.”

4. Article 4.1 (Form and Timing of Severance Benefits) of the Agreement is amended to insert the following proviso at the end of Article 4.1:

“; and, provided further, that if the 60-day period following the Executive’s Separation from Service (or Change in Control, as applicable) spans two calendar years, the payment shall be made to Executive in the second of those two calendar years”

5. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

6. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

QLOGIC CORPORATION

By:	/s/ Simon Biddiscombe
Name:	Simon Biddiscombe
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ H.K. Desai
H.K Desai

3